Exhibit 5.2

Your Ref:
Strictly Personal & Confidential
Our Ref:
Attn:	MBQ/MBQ/415114/2
WPC Eurobond B.V.	NLM/11006708.4
50 Rockefeller Plaza
New York, New York 10020
9 August 2019
By Email Only

RE:	LEGAL OPINION - WPC EUROBOND B.V. - U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) FILING

Dear Madam/Sirs

1.                                      INTRODUCTION

1.1                               We act as legal adviser (advocaat) and (notaris) under Netherlands Law (as defined below) to the Company (as defined below) in connection with the Agreement (as defined below) and filing of the Form S-3 Registration Statement (as defined below) with the SEC relating to the registration of, inter alia, debt securities to be issued in one or more series pursuant to the Indenture (as defined below) (the “Registration”). This opinion refers to our opinion issued in favour of WPC Eurobond B.V., dated 8 November 2016 with reference number NLM/721294.3  (the “Legal Opinion 2016”).

1.2                               Capitalised terms used in this legal opinion have the meanings ascribed to such terms in the Annex or this legal opinion.

2.                                      APPLICABLE LAW

2.1                               This legal opinion is limited to Netherlands Law in effect as at the date of this opinion and is, together with all terms used in it, to be construed in accordance with Netherlands Law. We do not express any opinions (factual or legal) on any matters not expressly set out in this legal opinion.

2.2                               This legal opinion may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Netherlands law.

3.                                      DOCUMENTS AND CONFIRMATIONS FORMING THE BASIS OF THE LEGAL OPINION

3.1                               We have examined prints of electronic copies of the following Documents for purposes of the issue of this legal opinion:

3.1.1                                             Form S-3 Registration Statement;

3.1.2                                             The Agreement;

3.1.3                                             The Company’s deed of incorporation, dated on the date specified in the Excerpts;

3.1.4                                             The Excerpts;

3.1.5                                             The Resolutions; and

3.1.6                                             The Power of Attorney as included in the Resolution of the managing board of the Company.

3.2                               In addition, we have received the Confirmations and have relied on the confirmations contained in the Resolutions.

3.3                               Our examination has been limited to the literal text of the Documents and we have not had regard to any matters not expressly set out in the Documents.

4.                                      ASSUMPTIONS

For the purpose of the legal opinions expressed herein, we have assumed:

4.1                               that all copy Documents received by us are (and their content is) correct and complete and conform to the original Documents in all respects;

4.2                               that the Agreement has been entered into in the form referred to in paragraph 3;

4.3                               the genuineness and completeness of all signatures on the Documents received by us, such signatures being the signatures of the relevant individuals concerned;

4.4                               that the Agreement has been signed on behalf of the Company by (i) jointly authorised managing directors of the Company specified in the Excerpt 2016 and the articles of association of the Company or (ii) an attorney under the Power of Attorney;

4.5                               that the Resolutions were duly adopted and remain in full force without modification;

4.6                               that no works council exists (or existed) whose advice needs to be sought in relation to the entry into by the Company of the Agreement;

4.7                               that the Power of Attorney remains in force without modification and under any applicable law other than Netherlands Law, it validly authorises the relevant persons to represent the Company;

4.8                               that no rule of law which under the The Hague Convention on the Law applicable to Agency 1978 applies or may be applied to the existence and extent of the authority of any person authorised to sign the Agreement on behalf of the Company under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney;

4.9                               that all parties to the Agreement (other than the Company) have been duly incorporated, validly exist, have the corporate power to enter into and perform the Agreement, have validly signed and entered into the Agreement and have obtained all required consents, licenses, approvals, registrations and other authorisations for purposes of their entry into and performance of the Agreement;

4.10                        that all Confirmations (as well as all confirmations included in the Resolutions) are true and correct.

5.                                      LEGAL OPINIONS

Based upon a review of the Documents and a consideration of the Confirmations (as well as the confirmations in the Resolutions), and subject to the assumptions and qualifications referred to in paragraphs 4 and 6 respectively and any matters not disclosed to us, we are of the following legal opinion:

5.1                               The Company has been incorporated and exists as a legal entity in the form of a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

5.2                               The Company has the corporate power to enter into the Agreement and perform its obligations thereunder.

5.3                               The Company has taken all necessary corporate action to authorise the entry into of the Agreement and the performance by the Company of its obligations thereunder.

5.4                               The Agreement has been validly signed on behalf of the Company.

5.5                               The execution, delivery, and performance by the Company of the Agreement will not violate the articles of association of the Company or any provisions of Netherlands Law to the extent that such violations would make the Agreement void or subject it to nullification or avoidance.

Without detracting from the generality of paragraph 2 and save as otherwise expressly provided herein, we do not give any legal opinion on tax, competition or anti-trust, works council, ranking and subordination or in rem matters.

6.                                      QUALIFICATIONS

The legal opinions that are given in this legal opinion are subject to the following qualifications:

6.1                               The legal opinions may be affected or limited by the provisions of any applicable bankruptcy, suspension of payments or emergency measures, insolvency proceedings (including Insolvency Proceedings), rules relating to conflicts of rights between creditors, intervention measures in relation to financial enterprises or their affiliated entities and other or similar laws of general application now or hereafter in effect.

6.2                               Although, pursuant to the provisions of the 2007 Trade Register Act (Handelsregisterwet 2007) a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of its incorrectness or incompleteness (subject to limited exceptions) an extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. In addition, any relevant confirmations obtained as part of the Confirmations do not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.3                               If any legal act (rechtshandeling) performed by a Dutch legal entity exceeds such entity’s objects or is not in such entity’s interest, such legal act may, apart from exceeding such entity’s corporate power, be in violation of its articles of association and be nullified by it if the other party or parties to the act knew or should have known that the legal act is not in the entity’s interest.

7.                                      CONFIDENTIALITY AND RELIANCE

7.1                               This legal opinion is given for the benefit of the persons to whom it is addressed in their respective capacities as stated (to the exclusion of all other persons), and may be relied upon solely for purposes of the Registration. It (i) may not be provided to or relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express prior written consent having been obtained in advance and (ii) should at all times be kept strictly confidential.

7.2                               Notwithstanding paragraph 7.1, a copy may, solely for the purpose of the Registration, be attached to the Form S-3 Registration Statement as an exhibit.

7.3                               Notwithstanding paragraph 7.1, this opinion letter may be relied upon by DLA Piper LLP (US) for the purpose of its legal opinion in connection with the Registration.

7.4                               We consent to the filing of this legal opinion with the SEC as an exhibit to the Form S-3 Registration Statement and to the reference to our firm in the Form S-3 Registration Statement under the heading “Legal Matters”. In giving this consent, we do not admit that we are a person whose consent is required under the Securities Act of 1933, as amended, or under any rules and regulations promulgated by the SEC.

Annex

“Agreement” means an indenture between (1) the Company as issuer, (2) W. P. Carey Inc as guarantor and (3) U.S. Bank National Association as trustee dated 8 November 2016;

“Company” means WPC Eurobond B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), with corporate seat in Amsterdam, the Netherlands and having its address at Strawinskylaan 741, Toren C, 7th Fl, 1077 XX Amsterdam, the Netherlands and registered with the Chamber of Commerce under number 67078028;

“Confirmations” means a:

(a)                                 telephonic confirmation from the Chamber of Commerce that the most recent Excerpt is complete and up to date;

(b)                                 (telephonic) confirmation (i) from the court registry of the District Court of the place where the Company has it seat, derived from that Court’s Insolvency Register and (ii) through www.rechtspraak.nl derived from the segment for EU registrations of the Central Insolvency Register (in both cases) that the Company is not registered as being subject to Insolvency Proceedings; and

(c)                                  confirmation through eeas.europa.eu/cfsp/sanctions/connsol-list_en.htm that the Company is not included on any Sanctions List;

“Documents” means each of the documents referred to in paragraph 3.1 which have been reviewed by us;

“Excerpts” means:

(a)                                 the electronically certified extract from the Trade Register in respect of the Company provided by the Chamber of Commerce and dated 8 November 2016 (the “Excerpt 2016”); and

(b)                                 the electronically certified extract from the Trade Register in respect of the Company provided by the Chamber of Commerce and dated 9 August 2019;

“Form S-3 Registration Statement” means a form S-3 registration statement (excluding any documents incorporated by reference in it or, other than the Indenture) to be filed with the SEC on 9 August 2019 relating to the Registration;

“Insolvency Proceedings” means any proceedings as defined in Article 2 paragraph 4 of EU Council Regulation (EC) No. 848/2015 of 20 May 2015 on insolvency proceedings;

“Netherlands” means the European part of the Kingdom of the Netherlands;

“Netherlands Law” means the laws of the Netherlands which are directly applicable and as they exist and are interpreted at the date of this legal opinion;

“Power of Attorney” means a written power of attorney in favour of Mark J. DeCesaris, Thomas E. Zacharias and Susan C. Hyde, as included in the Resolution of the managing board of the Company granted by the Company in relation to its entry into of the Agreement;

“Resolutions” means:

(a)                                a written resolution of the managing board of the Company, dated 7 November 2016; and

(b)                                a written resolution of the general meeting of shareholders of the Company, dated 7 November 2016;

“Sanctions List” means each list referred to in:

(a)                                Article 2(3) of Council regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view of combating terrorism;

(b)                                 Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain restrictive measures directed against certain persons and entities associated with Usama bin Laden, the Al-Qaida network and the Taliban, and repealing Council regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial sources in respect of the Taliban of Afghanistan; or

(c)                                  Article 1(1) of the Council Common Position 2001/931 of 27 December 2001 on the application of specific measures to combat terrorism; and

“Trust Convention” means the Convention on the Law applicable to Trusts and their Recognition 1985.

Yours faithfully

/s/ Gerard Kneppers	/s/ Manon den Boer

GERARD KNEPPERS	MANON DEN BOER
Advocaat - Partner	Notaris - Partner
DLA PIPER NEDERLAND N.V.	DLA PIPER NEDERLAND N.V.

Direct +31 20 541 9811	Direct +31 20 541 9871

gerard.kneppers@dlapiper.com	manon.denboer@dlapiper.com